Exhibit 10.3

FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT

This First Amendment to the Purchase and Sale Agreement (the “First Amendment”) is made and entered into effective the 23rd day of July, 2014, by and between FUND XIII AND FUND XIV ASSOCIATES, a Georgia joint venture partnership (“Seller”) and OWENS REALTY CAPITAL, LLC, a Florida limited liability company (“Purchaser”).

W I T N E S S E T H:

WHEREAS, the Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated July 11, 2014, as it may now or hereafter be properly amended (the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, all of which each party respectively agrees constitutes sufficient consideration received at or before the execution hereof, the parties hereto do hereby agree as follows:

1.Ratification of the Purchase Agreement. Except as specifically amended hereby, the Agreement shall continue in full force and effect according to its terms. The parties hereto, by their execution hereof, do hereby ratify, affirm and agree to continue to be bound by the Agreement, as amended, nothing herein being deemed a waiver of strict compliance with the terms thereof.

2.Definitions. Article I of the Agreement is hereby amended by deleting the definitions of “Additional Earnest Money,” “Closing Date” and “Inspection Period” in their entirety and replacing them with the following new definitions:

"Additional Earnest Money" shall mean the sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00 U.S.) payable by Purchaser pursuant to Section 2.3 hereof.

"Closing Date" shall mean on or before September 8, 2014 as further described in Section 2.6 hereof.

"Inspection Period" shall mean the period expiring at 5:00 P.M. local Atlanta, Georgia time on August 20, 2014.

3.Additional Earnest Money.    Section 2.3(b) of the Agreement is hereby deleted in its entirety and replaced with the following new Section 2.3(b):

“(b)    On or before July 24, 2014, Purchaser shall deposit Fifty Thousand and No/100 Dollars ($50,000.00 U.S.) of the Additional Earnest Money with Escrow Agent. Thereafter, on or before the last day of the Inspection Period, in the event Purchaser elects not to terminate this Agreement pursuant to Section 3.6, Purchaser shall deposit the remaining portion of the Additional Earnest Money with Escrow Agent. The parties hereto mutually acknowledge and agree that time is of the essence in respect of Purchaser's timely deposit of the remaining portion of the Additional Earnest Money with Escrow Agent prior to the expiration of the Inspection Period; and that if Purchaser elects not to terminate this Agreement prior to the expiration of the Inspection Period and fails to deposit the remaining portion of the Additional Earnest Money with Escrow Agent prior to the expiration of the Inspection Period, Seller may elect to terminate this Agreement by providing written notice to Purchaser and Escrow Agent, and Escrow Agent shall deliver the Initial Earnest Money and the first installment of the Additional Earnest Money Deposit deposited by Purchaser in connection with the First Amendment to Seller, and neither party hereto shall have any further rights or obligations hereunder, except those provisions of this Agreement which by their express terms survive the termination of this Agreement.”

4.Termination of Agreement. Section 3.6 of the Agreement is hereby deleted in its entirety and replaced with the following new Section 3.6:

“Termination of Agreement. Purchaser shall have until the expiration of the Inspection Period to determine, in Purchaser's sole opinion and discretion, the suitability of the Property for acquisition by Purchaser or Purchaser's permitted assignee.

Purchaser shall have the right to terminate this Agreement at any time on or before said time and date of expiration of the Inspection Period by giving written notice to Seller of such election to terminate. If Purchaser so elects to terminate this Agreement pursuant to this Section 3.6, Escrow Agent shall pay the Initial Earnest Money (and the first installment of the Additional Earnest Money Deposit deposited by Purchaser in connection with the First Amendment) to Purchaser, whereupon, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. If Purchaser fails to so terminate this Agreement prior to the expiration of the Inspection Period, Purchaser shall have no further right to terminate this Agreement pursuant to this Section 3.6. The parties acknowledge that this Agreement shall not be void or voidable for lack of mutuality.”

5.Counterpart Execution. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument. Further, a facsimile signature of either party on any counterpart may be relied upon as an original signature.

IN WITNESS WHEREOF, the parties hereto have duly signed, sealed and delivered this First Amendment effective on the day and year first above written.

SELLER:
FUND XIII and FUND XIV ASSOCIATES,
a Georgia joint venture partnership

By:	Wells Real Estate Fund XIII, L.P., a Georgia limited partnership, Venturer

By:	Wells Capital, Inc., a Georgia corporation, its general partner

By: /s/ F. Parker Hudson
Name: F. Parker Hudson
Title: Assistant Vice President

(CORPORATE SEAL)

By:    Wells Real Estate Fund XIV, L.P.,
a Georgia limited partnership, Venturer

By:	Wells Capital, Inc., a Georgia corporation, its general partner

By: /s/ F. Parker Hudson
Name: F. Parker Hudson
Title: Assistant Vice President

(CORPORATE SEAL)

PURCHASER:
OWENS REALTY CAPITAL, LLC, a Florida limited liability company

By: /s/ Robert D. Owens
Name: Robert D. Owens
Title: President/CEO